Exhibit 10.1

MARSH & McLENNAN COMPANIES, INC.

DIRECTORS’ STOCK COMPENSATION PLAN

May 31, 2009 Restatement

MARSH & McLENNAN COMPANIES, INC.

DIRECTORS’ STOCK COMPENSATION PLAN

May 31, 2009 Restatement

1. Purpose.

The Marsh & McLennan Companies, Inc. Directors’ Stock Compensation Plan is intended to provide an incentive to members of the Board of Directors of Marsh & McLennan Companies, Inc. who receive fees for their services, to remain in the service of the Company and to encourage such Directors to acquire additional stock ownership interests in the Company.

2. Definitions.

(a) “Accounting Date” means June 1st of each Plan Year.

(b) “Annual Share Fee” means the number of shares of Common Stock payable to each Director pursuant to Section 5(a) hereof, as shall be determined by the Committee in its discretion.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Code Section 409A” means Section 409A of the Code and the regulations and other guidance issued thereunder.

(f) “Committee” means the Directors and Governance Committee of the Board.

(g) “Common Stock” means the common stock, par value $1.00 per share, of the Company.

(h) “Company” means Marsh & McLennan Companies, Inc., a Delaware corporation.

(i) “Deferral Election” has the meaning set forth in Section 5(c) hereof.

(j) “Deferred Shares” has the meaning set forth in Section 5(c) and including any Dividend Equivalents credited thereon as described in Section 5(d) hereof.

In addition, “Deferred Shares” include converted phantom stock units held as of June 1, 1995 by Directors pursuant to a deferral agreement or arrangement between the Company and the Director.

(k) “Dividend Equivalents” has the meaning set forth in Section 5(d).

(l) “Director” means a member of the Board who receives fees for his or her services.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” on any given date means, except as otherwise provided in Section 5(f) hereof, the average of the high and low prices of the Common Stock on the New York Stock Exchange on the last trading day preceding such date.

(o) “Maximum Cash Compensation” means the aggregate amount payable in cash to a Director for such Director’s services on the Board, including the annual retainer specified in a dollar amount payable to a Director during each Plan Year (at the rate in effect on the Accounting Date of such Plan Year) for such Director’s services on the Board and any amounts payable with respect to service on a committee of the Board or other committee of Directors or for attendance at Board or committee meetings, but excluding the Annual Share Fee.

(p) “Plan” means the Marsh & McLennan Companies, Inc. Directors’ Stock Compensation Plan, as in effect from time to time.

(q) “Plan Year” means the twelve-month period commencing June 1st and ending on the following May 31st.

3. Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall adopt such rules as it may deem appropriate in order to carry out the purpose of the Plan. All questions of interpretation, administration, and application of the Plan shall be determined by a majority of the members of the Committee, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The determination of such majority shall be final and binding in all matters relating to the Plan. No member of the Committee shall be liable for any act done or omitted to be done by such member or by any other member of the Committee in connection with the Plan, except for such member’s own willful misconduct or as expressly provided by statute.

4. Common Stock Reserved for the Plan.

The number of shares of Common Stock authorized for issuance under the Plan, as adjusted pursuant to Section 6 hereof for events prior to May 15, 2003, is 1,500,000, including Deferred Shares, whether anticipated to be distributed as shares or paid in cash, subject to further adjustment pursuant to Section 6 hereof for events subsequent to May 15, 2003. Shares of Common Stock delivered hereunder may be either authorized but unissued shares or previously issued shares reacquired and held by the Company.

5. Terms and Conditions of Grants.

(a) Annual Share Fee. On each Accounting Date, each Director shall automatically receive an Annual Share Fee as additional annual compensation for such Director’s services on the Board.

(b) Elective Portion of Maximum Cash Compensation. Each Director may elect that a designated percentage (in increments of 10%) of his or her future Maximum Cash Compensation be paid in shares of Common Stock. Such shares of Common Stock (including fractional shares) shall be received in lieu of the payment of cash in respect of the designated percentage of future Maximum Cash Compensation payable for services rendered in the quarters ended August 15th, November 15th, February 15th and May 15th, as the case may be. Such shares of Common Stock shall be transferred in accordance with Section 5(e) hereof, except to the extent that a Deferral Election shall be in effect with respect to such shares or to the extent that Section 5(f) hereof applies. An election hereunder shall be in the form of a document executed and filed with the Secretary of the Company and shall remain in effect until the effectiveness of any modification or revocation.

(c) Deferral Election. With respect to (i) the Annual Share Fee payable in Common Stock under Section 5(a) hereof and (ii) the designated percentage of Maximum Cash Compensation payable in Common Stock under Section 5(b) hereof, each Director may elect to defer the receipt (a “Deferral Election”) of all or any portion of the shares of Common Stock otherwise transferable pursuant to Section 5(e) hereof. In such event, there shall be credited to an account maintained on behalf of such Director, as of the date on which shares would otherwise be transferred hereunder, a number of shares (“Deferred Shares”) equal to the number of shares otherwise transferable.

A Deferral Election hereunder shall be in the form of a document established for such purpose by the Committee that is executed by the Director and filed with the Secretary of the Company prior to the time established by the Committee, which in no event shall be later than the end of the calendar year preceding the year in which the fees or compensation to which such election relates will be earned. Any such election will remain in effect until so modified or revoked in accordance with rules established by the Committee. With respect to director fees or compensation already earned, deferral elections may be modified within the sole discretion of the Committee subject to such conditions and restrictions as the Committee determines are necessary or appropriate including, without limitation, to comply with federal income tax law and rules.

Notwithstanding anything else in this Plan, the Committee may, in its sole discretion, accelerate the distribution of Deferred Shares in cases of extreme emergency or hardship; provided, however, that for any Deferred Shares under this Plan which are subject to Code Section 409A, such distribution must comply with the unforeseeable emergency or hardship provisions of Code Section 409A.

The Director shall elect (a) that Deferred Shares be distributed in a lump sum or in annual installments (not exceeding 10), and (b) that the lump sum or first installment be distributed on the tenth day of the calendar year immediately following either (i) the year in which the Director ceases to be a Director of the Company or (ii) the earlier of the year in which the Director ceases to be a Director of the Company or a date designated by the Director; provided, however, that any such election shall be subject to Section 5(f) hereof. Installments subsequent to the first installment shall be distributed on the tenth day of each succeeding calendar year until all of the Director’s Deferred Shares shall have been distributed.

In the event the Director should die before all of the Director’s Deferred Shares have been distributed, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Director, or if no designation has been made, to the estate of the Director.

All lump sum distributions of Deferred Shares shall be in whole shares of Common Stock, with cash to be paid in lieu of fractional shares. The number of shares to be distributed on each installment date to a Director who has elected to receive shares in annual installments shall be determined by multiplying the number of Director’s remaining Deferred Shares by a fraction the numerator of which is one and the denominator of which is the then remaining number of annual installments (including the immediate installment); all such distributions shall be in whole shares of Common Stock, with cash to be paid in lieu of fractional shares for the final installment and fractional shares to be rounded to the nearest whole number for all other installments.

(d) Dividend Equivalents. Deferred Shares shall be credited with an amount equal to the dividends which would have been paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares credited to such Director prior to the record date of the dividend. Deferred Shares held pending distribution shall continue to be credited with Dividend Equivalents.

Dividend Equivalents so credited shall be converted into an additional number of Deferred Shares as of the payment date of the dividend (based on the Fair Market Value on such payment date). Such Deferred Shares shall thereafter be treated in the same manner as any other Deferred Shares under the Plan.

(e) Transfer of Shares. All shares transferable pursuant to this Section 5(e) will be so transferred unless the Director has made a Deferral Election pursuant to Section 5(c) hereof, in which case only those shares that are not subject to the Deferral Election will be so transferred.

Shares of Common Stock issuable to a Director under Section 5(a) hereof shall be transferred to such Director as of each Accounting Date. Shares of Common Stock issuable to a Director under Section 5(b) hereof shall be transferred to such Director on August 31st, November 30th, February 28th and May 31st of each Plan Year. The total number of shares of Common Stock to be so transferred on each such date shall be determined by dividing (y) the product of (1) the percentage specified by the Director pursuant to Section 5(b) hereof and (2) the Director’s Maximum Cash Compensation payable for services rendered in the quarter ending on August 15 th, November 15th, February 15th or May 15th of such Plan Year, as the case may be, by (z) the Fair Market Value of a share of Common Stock on such date. The registrar for the Company will make an entry on its books and records evidencing that such shares (including any fractional shares) have been duly issued as of such dates; provided, however, that a Director may in the alternative elect in writing prior thereto to receive a stock certificate representing the number of whole such shares acquired plus cash in lieu of any fractional shares.

(f) Change in Control. Upon a Change in Control, all Deferred Shares, to the extent credited prior to the Change in Control, shall be paid immediately in cash. For purposes of this Section 5(f), with respect to determining the cash equivalent value of a Deferred Share, the Fair Market Value of such a Deferred Share shall be deemed to equal the greater of (i) the highest Fair Market Value per share at any time during the 60-day period preceding a Change in Control and (ii) the price of a share of Common Stock which is paid or offered to be paid, by any person or entity, in connection with any transaction which constitutes a Change in Control pursuant to this Section 5(f).

For purposes of the Plan, a “Change in Control” shall have occurred if:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 5(f)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein above defined) acquired more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect);

provided, however, that for any Deferred Shares under this Plan which are subject to Code Section 409A, a “Change in Control” shall have occurred if:

(i) any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), or more than one person acting as a group is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

(ii) during any twelve-month period, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) there is consummated a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity (or any parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as herein above defined) or more than one person acting as a group acquired 50% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) during any twelve-month period, any person or more than one person acting as a group acquires all or substantially all of the Company’s assets (or any transaction having a similar effect); provided that such assets have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company and its subsidiaries.

6. Effect of Certain Changes in Capitalization.

In the event of any recapitalization, stock split, reverse stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affecting the Common Stock, the maximum number or class of shares available under the Plan, and the number or class of shares of Common Stock to be delivered hereunder shall be adjusted by the Committee to reflect any such change in the number or class of issued shares of Common Stock.

7. Term of Plan.

The Plan shall remain in effect until all authorized shares have been issued, unless sooner terminated by the Board.

8. Amendment; Termination.

The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part.

9. Rights of Directors.

Nothing contained in the Plan or with respect to any grant shall interfere with or limit in any way the right of the stockholders of the Company to remove any Director from the Board, nor confer upon any Director any right to continue in the service of the Company as a Director.

10. General Restrictions.

(a) Investment Representations. The Company may require any Director to whom Common Stock is issued, as a condition of receiving such Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

(b) Compliance with Securities Laws. Each issuance shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares hereunder, such issuance may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

(c) Nontransferability. Deferred Shares under the Plan shall not be transferable by a Director other than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

11. Code Section 409A.

Deferred Shares under this Plan that were deferred before January 1, 2005 are intended to the maximum extent possible to be exempt from the application of Code Section 409A. To the extent that any such Deferred Shares deferred prior to January 1, 2005 are or become subject to the application of Section 409A, and with respect to Deferred Shares deferred on or after January 1, 2005, the Plan is intended to comply with the requirements of Code Section 409A. The provisions hereof shall be interpreted in a manner that satisfies the requirements of Code Section 409A and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any

Deferral Election would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if a Director is determined under rules adopted by the Committee to be a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i), payment hereunder shall be delayed to the extent necessary to avoid a violation of Code Section 409A.

12. Withholding.

The Company may defer making payments under the Plan until satisfactory arrangements have been made for the payment of any Federal, state or local income taxes required to be withheld with respect to such payment or delivery.

13. Governing Law.

The Plan and all rights hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

14. Headings.

The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

MARSH & McLENNAN COMPANIES, INC.

DIRECTORS’ STOCK COMPENSATION PLAN

ANNEX I

1. Purpose.

Pursuant to resolutions adopted by the Board of Directors of Marsh & McLennan Companies, Inc. on May 21, 1997, the Advisory Director program was discontinued and, in recognition of such discontinuance, those nine Directors who, as of May 20, 1997, had been receiving compensation for their services as members of the Board (the “Designated Directors”) with the reasonable expectation that they would participate in the Advisory Director program upon retirement from the Board, were each granted 2,000 shares of Common Stock (together with additional shares purchased with dividends as provided in Section 4 hereof, the “Supplemental Grant Shares”) to be held in a custodial account controlled by the Company for later delivery to the Designated Director. This Annex I to the Marsh & McLennan Companies, Inc. Director Stock Compensation Plan (the “Plan”) is intended to establish the terms and conditions under which the Supplemental Grant Shares are to be held and administered by the Company and distributed to the Designated Directors.

2. The Plan.

This Annex I to the Plan is a supplement to and is part of the Plan, applicable only to the Designated Directors (namely, Lewis W. Bernard, Robert F. Erburu, Ray J. Groves, Richard S. Hickok, Richard M. Morrow, George Putnam, Adele Smith Simmons, Frank J. Tasco and R.J. Ventres) and only with respect to the Supplemental Grant Shares. The Plan, exclusive of this Annex I, is hereinafter referred to as the “Basic Plan.” Unless otherwise specified herein or it is clear from the context, the provisions of, including the definitions contained in, the Basic Plan, as in effect from time to time, shall apply to this Annex I.

3. Common Stock Reserved.

The Supplemental Grant Shares shall be included in the shares of Common Stock authorized for issuance under the Plan pursuant to, and be subject to the numerical limitation contained in, Section 4 of the Basic Plan. However, the Supplemental Grant Shares to be delivered shall be exclusively previously issued shares reacquired and held by the Company, i.e., treasury shares.

4. Custodial Account; Distribution.

The Supplemental Grant Shares shall be held for each Designated Director in a custodial account maintained by the Company. Cash dividends paid with respect to Supplemental Grant Shares shall be used to purchase

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from the Company additional shares to be included in the Designated Director’s account as additional Supplemental Grant Shares. Unless the Designated Director has elected to defer distribution as provided in Section 5 hereof, and subject to the provisions of Sections 6 and 7 hereof, the Supplemental Grant Shares shall be distributed to the Designated Director (in whole shares of Common Stock and cash in lieu of any fractional shares) on retirement from the Board or on attaining the age of 72 years, whichever shall be later (the “Normal Distribution Date”).

5. Deferral Election.

A Designated Director, independent of any election made under the Basic Plan with respect to Deferred Shares, may elect to defer the receipt (a “Supplemental Deferral Election”) of all or any portion of the Supplemental Grant Shares otherwise distributable pursuant to Section 4 hereof by executing and filing with the Secretary of the Company a document (the “Supplemental Deferral Election Form”) as described below.

In such case, the Supplemental Grant Shares subject to the Supplemental Deferral Election (the “Supplemental Deferred Shares”) shall continue to be held in a custodial account maintained by the Company (and continue to be Supplemental Grant Shares as defined in this Annex I to the Plan). Subject to provisions of Sections 6 and 7 hereof, the Supplemental Deferred Shares shall be distributed to the Designated Director as set forth in the Supplemental Deferral Election Form. The Supplemental Deferral Election Form shall specify the percentage (in increments of 10%, the minimum being 10% and the maximum being 100%) of the Supplemental Grant Shares for which the Supplemental Deferral Election is being made and that distribution of the Supplemental Deferred Shares shall occur either in a lump sum on the tenth day of the calendar year next following the Normal Distribution Date or in annual installments (in such number, not exceeding ten, as the Designated Director shall elect) commencing on such tenth day and continuing on the tenth day of each succeeding calendar year until all of the Designated Director’s Supplemental Deferred Shares have been distributed. Notwithstanding the foregoing provisions of this Section 5, the Committee may, in its sole discretion, accelerate the distribution of Supplemental Deferred Shares in cases of extreme emergency or hardship. A lump sum distribution of Supplemental Deferred Shares shall be in whole shares of Common Stock, with cash to be paid in lieu of fractional shares. The number of shares to be distributed on each installment date to a Designated Director who has elected to receive shares in annual installments shall be determined by multiplying the number of the Designated Director’s remaining Supplemental Deferred Shares by a fraction the numerator of which is one and the denominator of which is the then remaining number of annual installments (including the immediate installment); except for distributions being made to a book-entry account maintained for the Designated Director which allows for fractional shares, all such distributions shall be in whole shares of Common Stock, with cash to be paid in lieu of fractional shares for the final installment and fractional shares to be rounded to the nearest whole number for all other installments.

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6. Death.

In the event the Designated Director should die before all of his or her Supplemental Grant Shares have been distributed, all undistributed Supplemental Grant Shares shall be distributed in a lump sum (in whole shares of Common Stock and cash in lieu of any fractional shares) to the beneficiary or beneficiaries designated in writing by the Designated Director, or if no designation has been made, to the estate of the Designated Director. Any beneficiary designation in effect with respect to the Basic Plan, as provided in Section 5(c) thereof, shall be deemed to be a designation pursuant to this Section 6 as well, unless the Designated Director has made a separate designation pursuant hereto.

7. Change in Control.

Upon a Change in Control, the Supplemental Grant Shares shall be deemed to be “Deferred Shares” under the Basic Plan with respect to the provisions of Section 5(f) thereof, which section shall be deemed applicable to the Supplemental Grant Shares.

8. Nontransferability.

Until the Supplemental Grant Shares are delivered to the Designated Director, such shares shall not be transferable other than by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

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